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                                                                    Exhibit 10.9

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                               OPTIONSXPRESS, INC.

                           2001 EQUITY INCENTIVE PLAN


                          Effective as of March 1, 2001


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
ARTICLE IX
     CHANGE IN CONTROL...........................................................12

ARTICLE X
     MISCELLANEOUS...............................................................12
     10.1    Amendments and Termination..........................................12
     10.2    Unfunded Status of Plan.............................................13
     10.3    General Provisions..................................................13
     10.4    Mitigation of Excise Tax............................................14
     10.5    No Rights with Respect to Continuance of Employment.................14
     10.6    Awards in Substitution for Awards Granted by Other Entities.........15
     10.7    Procedure for Adoption..............................................15
     10.8    Procedure for Withdrawal............................................15
     10.9    Delay...............................................................15
     10.10   Headings............................................................15
     10.11   Severability........................................................15
     10.12   Successors and Assigns..............................................15
     10.13   Entire Agreement....................................................16

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                               optionsXpress, Inc.

                           2001 EQUITY INCENTIVE PLAN

                                    ARTICLE I

                                  ESTABLISHMENT

     1.1 PURPOSE. The optionsXpress, Inc. 2001 Equity Incentive Plan is hereby established by the Company. The purpose of this Plan is to promote the overall financial objectives of the Company and its shareholders by motivating those persons selected to participate in this Plan to achieve long-term growth in the equity interests in the Company and by retaining the association of those individuals who are instrumental in achieving this growth. This Plan is adopted effective as of March 1, 2001 (the "EFFECTIVE DATE").

                                   ARTICLE II

                                   DEFINITIONS

     For purposes of this Plan, the following terms are defined as set forth below:

     "AFFILIATE" with respect to any person or entity shall mean: (i) any person or entity directly or indirectly controlling, controlled by or under common control with said person or entity (including, without limitation, any partnership in which such person or entity serves as a general partner, any corporation in which such person or entity owns greater than 10% of the issued and outstanding voting capital stock or any limited liability company or joint venture in which such person or entity owns greater than 10% of the equity interests); and (ii) any officer, director, trustee or general partner or any person or entity so controlling, controlled by or under common control with said person or entity.

     "AGREEMENT" means, individually or collectively, any agreement entered into pursuant to this Plan pursuant to which an Award is granted to a Participant.

     "AWARD" means any Option, shares of Common Stock issued upon exercise of any Option, or Restricted Stock (before or after the restrictions have lapsed) granted to a Participant, together with any other right or interest granted to a Participant under this Plan.

     "BOARD OF DIRECTORS" shall mean the board of directors of the Company.

     "CAUSE" shall have the meaning given such term (or given the term "Good Cause") in any written agreement between Participant and the Company (or any Affiliate thereof) regarding such Participant's employment with the Company (or an Affiliate thereof) or the termination of such employment; provided that if no such agreement has been entered into or such term is not defined therein, "CAUSE" shall mean the termination of the Participant's employment with the Company (or any Affiliate thereof) because the Board of Directors, in its sole and absolute discretion, has determined that Participant has: (i) committed fraud, theft, embezzlement or engaged in other conduct which could reasonably be expected to injure the integrity, character or reputation of the Company, which could reasonably be expected to impugn Participant's own integrity, character or

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reputation or which constitutes an act of moral turpitude, (ii) committed an act that indicates alcohol or drug abuse that adversely affects the Participant's performance as an employee of the Company, (iii) Failed to devote Participant's full business time and attention to the Company, (iv) was negligent in the performance of Participant's duties as an employee of the Company, (v) failed or refused to perform Participant's duties as an employee of the Company, or (vi) violated any rule or policy of the Company, including, without limitation, the Employee Agreement Regarding Confidentiality, Non-Competition and Non-Solicitation.

     "CHANGE IN CONTROL" means a merger, consolidation, sale or conveyance of all or substantially all of the Company's assets or Shares to any Independent Third Party or Affiliated group of Independent Third Parties pursuant to which the holders of the voting securities of the Company immediately before the transaction own immediately after the transaction less than a majority of the outstanding voting securities of the surviving entity (or its parent) or the purchasing entity (or its parent), as the case may be.

     "CODE" or "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder (including proposed regulations), as the same may be amended from time to time, and any subsequent Internal Revenue Code.

     "COMMITTEE" means the Board of Directors or the person or persons appointed by the Board of Directors to administer this Plan.

     "COMMON STOCK" means the Common Stock of the Company, par value $.0001 per share.

     "COMPANY" means optionsXpress, Inc., a Delaware corporation, and includes any successor or assignee entity or entities into which such entity may be merged, changed or consolidated; any entity for whose securities the securities of such entity shall be exchanged; and any assignee of or successor to substantially all of the assets of such entity.

     "DISABILITY" shall have the meaning given such term (or given the term "Total Disability" or "Permanent Disability") in any written agreement between the Participant and the Company (or any Affiliate thereof) regarding Participant's employment with the Company (or any Affiliate thereof) or the termination of such employment; provided that if no such agreement has been entered into or such term is not defined therein, "Disability" shall mean a mental or physical illness that renders a Participant incapable of performing the Participant's duties for or with respect to the Company or an Affiliate thereof. Notwithstanding the foregoing, a mental or physical illness shall not qualify as a Disability under this Plan if it is the result of (i) a self-inflicted injury or self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offense constituting a felony. The determination of Disability shall be made by the Board of Directors in its sole and absolute discretion. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

     "GRANT DATE" means the date as of which an Award is granted pursuant to this Plan.

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     "INCENTIVE STOCK OPTION" means any Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

     "INDEPENDENT THIRD PARTY" means any individual, partnership, limited liability company, corporation, joint venture, trust, business trust, foreign business organization, or any other form of domestic or foreign organization who does not directly or indirectly own in excess of 10% of the voting securities of the Company, who is not controlling, controlled by or under common control with any such 10% owner of the voting securities of the Company and who is not the spouse or descendent (by birth or adoption) of any such 10% owner of the voting securities of the Company.

     "NONQUALIFIED STOCK OPTION" means an Option granted under this Plan that is not an Incentive Stock Option.

     "OPTION" means an option or right granted to a Participant to purchase shares of Common Stock at a specified price, during specified time periods and subject to specified restrictions under this Plan.

     "OPTION PERIOD" means the period during which an Option shall be exercisable in accordance with the related Agreement and this Plan.

     "OPTION PRICE" means the price at which a share of Common Stock may be purchased under an Option as provided in the related Agreement and this Plan.

     "PARTICIPANT" means a person who satisfies the eligibility conditions of
Article V below and to whom an Award has been granted by the Committee under this Plan, and in the event a Representative is appointed for a Participant or another person becomes a Representative, then the term "Participant" shall mean such Representative to the extent appropriate.

     "PLAN" means this optionsXpress, Inc. 2001 Equity Incentive Plan, as the same may be amended from time to time.

     "QUALIFIED IPO" means an underwritten public offering of Common Stock of the Company or of equity securities of a successor to the Company pursuant to the Securities Act.

     REPRESENTATIVE" means (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; or (c) the person or entity which is the beneficiary of the Participant upon or following the Participant's death; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee. Any Representative shall be subject to all terms and conditions applicable to the Participant.

     "RESTRICTED STOCK" means Common Stock granted or sold to a Participant hereunder that is subject to certain restrictions and to a risk of forfeiture or repurchase by the Company.

     "RETIREMENT" shall have the meaning set forth in an Agreement or any written agreement between the Participant and the Company (or any Affiliate thereof), regarding Participant's

                                        3
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employment with the Company (or any Affiliate thereof) or the termination of such employment; provided that if no such agreement has been entered into or such term is not defined therein, "Retirement" shall mean the Participant's Termination of Employment after attaining age 65.

     "RULE 16b-3" means Rule 16b-3, as from time to time in effect and applicable to this Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act or any successor to such rule.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

     "SHARE" means a share of Common Stock.

     "SHARE VALUE" means the fair market value of a Share. Prior to the date of a Qualified IPO, the Share Value as of any date shall be an amount determined by the Committee in its sole discretion. On or after a Qualified IPO, the Share Value shall be the closing sale price per Share reported on a consolidated basis on the principal exchange or market on which Shares are traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

     "TERMINATION OF EMPLOYMENT" means the occurrence of any act or event, whether pursuant to a written agreement or otherwise that actually or effectively causes or results in a Participant's ceasing, for whatever reason, as applicable, (a) to be an employee, director, independent contractor, or consultant of the Company or of any Affiliate thereof or (b) to be an employee, director, independent contractor or consultant of any entity that provides services to the Company or an Affiliate thereof, including, without limitation, death, Disability, dismissal (with or without Cause), severance at the election of the Participant, Retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of all or substantially all of the business of the Company or its Affiliates. A transfer of employment from the Company to an Affiliate thereof, or from such Affiliate to the Company, shall not be a Termination of Employment unless expressly determined by the Committee. A Termination of Employment shall occur with respect to an employee, director, independent contractor or consultant of an Affiliate of the Company that ceases to be an Affiliate of the Company if the Participant does not immediately thereafter become an employee, director, independent contractor or consultant of the Company or an Affiliate thereof.

     In addition, certain other terms used herein have definitions given to them as provided herein.

                                   ARTICLE III

                                 ADMINISTRATION

     3.1 COMMITTEE STRUCTURE AND AUTHORITY. This Plan shall be administered by the Committee, which may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

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     Among other things, the Committee shall have the authority, subject to the terms of this Plan and any Participant's Agreement:

            (a) to select those persons to whom Awards may be granted from time to time;

            (b) to determine whether and to what extent Awards are to be granted hereunder;

            (c) to determine the number of Shares to be covered by each Award hereunder;

            (d) to determine the terms and conditions of any Award granted hereunder (including, but not limited to, (i) for Options, the Option Price, the Option Period, any exercise restriction or limitation, any exercise acceleration or forfeiture (or forfeiture waiver), and any right of the Company to repurchase Shares issued upon exercise of an Option, and
     (ii) for Restricted Stock, the purchase price (if any), the restriction period, the Company's repurchase rights, any other restrictions and the acceleration or removal of such restrictions;

            (e) to adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations of SECTION 10.1 below;

            (f) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;

            (g) to determine under what circumstances an Award may be settled in cash, Common Stock or other equity;

            (h) to provide for the forms of Agreement to be utilized in connection with this Plan;

            (i)  to determine whether a Participant has a Disability;

            (j) to determine what securities law requirements are applicable to this Plan, Awards, and the issuance of Common Stock and to require of a Participant that appropriate action be taken with respect to such requirements;

            (k) to cancel, with the consent of the Participant or as otherwise provided in this Plan or an Agreement, outstanding Awards;

            (1) to interpret and make determinations with respect to the remaining number of Shares available under this Plan;

            (m) to require as a condition of the exercise of an Award or the issuance or transfer of shares of Common Stock, the withholding from a Participant of the amount of any Federal, state or local taxes as may be required by law;

            (n) to determine whether and with what effect a Termination of Employment has occurred;

                                        5
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            (o)  to determine whether the Company or any other person has a right or obligation to purchase Common Stock from a Participant and, if so, the terms and conditions on which such Common Stock is to be purchased;

            (p) to determine the restrictions or limitations on the transfer of Common Stock;

            (q) to determine whether an Award is to be adjusted, modified or purchased, or is to become fully exercisable, under this Plan or the terms of an Agreement;

            (r) to determine the permissible methods of Award exercise and payment, including cashless exercise arrangements;

            (s) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of this Plan;

            (t) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; and

            (u) to take any other actions it deems necessary or advisable for the administration of this Plan or any Agreement.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable to interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Agreement) and to otherwise supervise the administration of this Plan. The Committee's policies and procedures may differ with respect to Awards granted at different times or to different Participants.

     Any determination made by the Committee pursuant to the provisions of this Plan shall be made in its discretion, and in the case of any determination relating to an Award, may be made at the time of the grant of the Award or, unless in contravention of any express term of this Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of this Plan shall be final and binding on all persons, including the Company and Participants.

                                   ARTICLE IV

                             SHARES SUBJECT TO PLAN

     4.1    NUMBER OF SHARES OF COMMON STOCK. Subject to adjustment under
SECTION 4.4 below, the total number of Shares reserved and available for distribution under this Plan shall be 500,000. Such Shares may consist, in whole or in part, of authorized and unissued Common Stock.

     4.2 RELEASE OF COMMON STOCK. If any Shares that are subject to an Award cease to be such, or are forfeited or repurchased, if any Award otherwise terminates without issuance of Shares being made to the Participant, or if any Shares are received by the Company in connection with the exercise of an Award or the satisfaction of a tax withholding obligation, such Shares, in the discretion of the Committee, may again be available for distribution in connection with Awards under this Plan, except that the aggregate number of Shares which may be issued upon the exercise

                                        6
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of Incentive Stock Options shall in no event exceed 500,000 shares of Common
Stock (subject to adjustment under SECTION 4.4). If any Common Stock could not again be available for Awards to a particular Participant under any applicable law, such Common Stock may be available exclusively for Awards to Participants who are not subject to such limitations.

     4.3 RESTRICTIONS ON SHARES. Shares issued as or in conjunction with an Award shall be subject to such terms, conditions and restrictions as the Committee may determine in its discretion, or as may be provided in an Agreement or in the Company's certificate of incorporation or by-laws, as the same may be amended from time to time (the "COMPANY'S GOVERNING DOCUMENTS"). The Company shall not be required to issue or transfer any Shares prior to the satisfaction of any applicable withholding obligation with respect to the exercise of an Award. The Company may cause any Shares to reflect the limitations on transfer of such Shares as provided under this Plan or as the Committee may otherwise require. The Committee may require any person receiving or exercising an Award to make such representations and furnish such information as it may reasonably consider appropriate in connection with the issuance of the Shares in compliance with applicable law or otherwise.

     4.4 ADJUSTMENTS. The number of Shares available for Awards under this Plan, the number of Shares covered by outstanding Awards, the exercise price per Share for outstanding Options and the limits on the number of Shares that may be issued under this Plan set forth in SECTIONS 4.1, 4.2, 6.1 and 7.2 shall be automatically proportionately adjusted to reflect any stock-split, stock dividend or other recapitalization affecting Common Stock subsequent to the date hereof.

     4.5 NO REGISTRATION RIGHTS. Unless otherwise provided in an Agreement or in the Company's Governing Documents, no registration rights are granted with respect to any shares of Common Stock which may be received pursuant to an Award granted under this Plan.

                                    ARTICLE V

                                   ELIGIBILITY

     5.1 ELIGIBILITY. Except as herein provided, the persons who shall be eligible to participate in this Plan and be granted Awards shall be those persons who are employees, directors, independent contractors or consultants of the Company or an Affiliate thereof, and who shall be in a position, in the opinion of the Committee, to make contributions to the growth, management, protection and success of the Company and its Affiliates. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee may give consideration to the person's responsibilities, services and contributions and such other factors deemed relevant by the Committee.

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                                   ARTICLE VI

                                     OPTIONS

     6.1 GENERAL. The Committee shall have authority to grant Options under this Plan at any time or from time to time. Options may be either Incentive Stock Options or Non-Qualified Stock Options. An Option shall entitle the Participant to receive Common Stock upon the exercise of such Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with this Plan or an Agreement (the terms and provisions of which may differ from other Agreements) including without limitation, payment of the Option Price. During any calendar year, Options to purchase no more than 400,00 Shares (subject to adjustment under SECTION 4.4) may be granted to any Participant. Notwithstanding any provision to the contrary in this Plan or an Agreement, any provision of this Plan or an Agreement which is contrary to the Company's Governing Documents, shall be void AB INITIO and the Committee shall have the authority in its sole discretion to amend the void provision or rescind and void the applicable document in its entirety.

     6.2 GRANT AND EXERCISE. The grant of an Option shall occur as of the date the Committee determines. Each Option granted under this Plan shall be evidenced by an Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in this Plan. Such Agreement shall become effective upon execution by the Company and the Participant. Only a person who is a common-law employee of the Company, any parent corporation of the Company or a subsidiary corporation of the Company (as such terms are defined in Section 424 of the Code) on the Grant Date shall be eligible to be granted an Option which is intended to be and is an Incentive Stock Option. To the extent that any Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. No Option which is intended to be an Incentive Stock Option shall be granted more than ten (10) years From the date this Plan is adopted by the Company or the date this Plan is approved by the stockholders of the Company, whichever is earlier.

     6.3 STOCKHOLDER RIGHTS. No person shall have any rights of a stockholder as to Common Stock issuable upon exercise of an Option until after the Participant has given written notice of exercise, has paid in full for such Shares, has executed all relevant agreements and such Shares have been recorded on the Company's official records as having been issued or transferred. Upon exercise of an Option or any portion thereof (including the execution and/or delivery of any documents required pursuant to SECTION 4.3 above), the Company shall have ten (10) days in which to issue the Common Stock, and the Participant shall not be treated as a stockholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash distributions or other rights for which the record date is prior to the date such Shares are recorded as issued or transferred in the Company's official records, except as provided herein or in an Agreement and if the form of the equity interest in the Company represented by the Common Stock shall change, all references to "Common Stock" shall mean such new form of equity interest.

     6.4 TERMS AND CONDITIONS. Options shall be subject to such terms and conditions as shall be determined by the Committee, including, without limitation, the following:

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            (a)  OPTION PERIOD. The Option Period of each Option will be fixed by the Committee and specified in the Agreement governing such Option grant; provided that no Option shall be exercisable more than ten (10) years after the Grant Date, or five (5) years after the Grant Date in the case of an Incentive Stock Option granted to an individual who owns (for purposes of Section 422(b) of the Code) or is deemed to own interests possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary corporation of the Company (each as defined in Section 424 of the Code).

            (b) OPTION PRICE. The Option Price of each Option shall be determined by the Committee and specified in the Agreement governing such Option grant. If such Option is intended to qualify as an Incentive Stock Option, the Option Price per share shall be not less than the Share Value on the Grant Date, or where granted to an individual who owns or who is deemed to own (for purposes of Section 422(b) of the Code) interests possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a corporation which is a parent corporation of the Company or any subsidiary corporation of the Company (each as defined in Section 424 of the Code), not less than one hundred ten percent (110%) of such Share Value.

            (c) VESTING. Options granted hereunder shall vest in accordance with the terms specified in the Agreement governing such Option grant. The Committee may condition the vesting of Options upon the attainment of specified performance goals by the Participant or by the Company or an Affiliate thereof (including a division or department of the Company or an Affiliate thereof) for or within which the Participant is primarily employed or upon such other factors or criteria as the Committee shall determine. The vesting terms for Options need net be the same with respect to any Participant.

            (d) EXERCISABILITY. Options shall not be exercisable prior to their vesting under SECTION 6.4(c) above, unless otherwise provided in an Agreement. Vested Options shall be exercisable as specified in the terms of the Agreement governing such Option grant. All Options intended to be Incentive Stock Options shall be subject to all limitations and restrictions applicable to Incentive Stock Options at all times as provided by the Code.

            (e) METHOD OF EXERCISE. Subject to paragraph (d) above, a Participant may exercise Options, in whole or in part, if permitted by the applicable Agreement, at any time prior to the expiration of the Option Period by the Participant's giving written notice of exercise in a form acceptable to the Committee, to the Company specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Committee, payment in full or in part may also be made (i) by transferring Shares already owned by the Participant for a period of at least six (6) months prior to payment having a total Share Value on the date of such transfer equal to the Option Price;
     (ii) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee, (iii) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called "cashless"

                                        9
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     exercise); or (iv) by any combination of the foregoing. No shares of Common
     Stock will be issued until full payment therefor has been made and the Participant has executed any agreements that the Committee, in its sole discretion, may require the Participant to execute.

            (f) NONTRANSFERABILITY OF OPTIONS. Except as provided herein or in an Agreement, no Option or interest therein shall be transferable by the Participant other than by will or by the laws of descent, and all Options shall be exercisable during the Participant's lifetime only by the Participant.

            (g) FORFEITURE/REPURCHASE RIGHTS. Options and Shares issued upon exercise of Options may be subject to forfeiture and/or repurchase as specified in the Agreement governing such Option grant. All such Shares issued upon exercise of Options which are subject to forfeiture and/or repurchase shall be represented by a certificate which shall be registered in the name of the Participant exercising such Option and shall bear an appropriate legend referring to such restrictions. The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and may also require that, as a condition of the issuance of any Shares subject to forfeiture and/or repurchase, the Participant shall have delivered a stock power, endorsed in blank, relating to such Shares.

                                   ARTICLE VII

                                RESTRICTED STOCK

     7.1 GENERAL. The Committee shall have authority to grant Restricted Stock under this Plan at any time or from time to time. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the persons to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares of Restricted Stock to be awarded to any Participant, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. Each Award shall be confirmed by, and be subject to the terms of, an Agreement. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals by the Participant or by the Company or an Affiliate thereof (including a division or department of the Company or an Affiliate thereof) for or within which the Participant is primarily employed or upon such other factors or criteria as the Committee shall determine. The provisions of Restricted Stock Awards need not be the same with respect to any Participant.

     7.2 AWARDS AND CERTIFICATES. Notwithstanding the limitations on issuance of shares of Common Stock otherwise provided in this Plan, each Participant receiving an Award of Restricted Stock shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award as determined by the Committee. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to

                                       10
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the Common Stock covered by such Award. During any calendar year, no more than
400,000 shares (as adjusted pursuant to SECTION 4.4) of Restricted Stock shall be granted to any Participant.

     7.3 STOCKHOLDER RIGHTS. Unless otherwise provided in an Agreement, no person shall have any rights of a stockholder as to any Restricted Stock until such shares of Restricted Stock become vested. No adjustment shall be made for cash distributions or other rights for which the record date is prior to the date such shares of Restricted Stock become vested, except as provided in an Agreement.

     7.4 TERMS AND CONDITIONS. Shares of Restricted Stock shall be subject to such terms and conditions as shall be determined by the Committee, including without limitation, the following:

            (a) LIMITATIONS ON TRANSFERABILITY. Except as otherwise provided in an Agreement or determined by the Committee, during a period set by the Committee commencing with the date of such Award (the "RESTRICTION PERIOD"), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber any interest in shares of Restricted Stock.

            (b) LAPSE OF RESTRICTIONS. Restrictions on Restricted Stock shall lapse in accordance with the terms specified in the Agreement governing such Restricted Stock.

            (c) DELIVERY. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for such shares without any legend referring to such Restricted Period shall be delivered to the Participant.

            (d) ELECTION. A Participant may elect to further defer receipt of the Restricted Stock for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must be made one (1) year prior to completion of the Restriction Period.

            (e) FORFEITURE/REPURCHASE RIGHTS. Restricted Stock (whether before or after the restrictions have lapsed) may be subject to forfeiture and/or repurchase as specified in the Agreement governing such Restricted Stock.

                                  ARTICLE VIII

           PROVISIONS APPLICABLE TO INTERESTS ACQUIRED UNDER THE PLAN

     8.1 NO COMPANY OBLIGATION. Solely as a result of this Plan, none of the Company, an Affiliate thereof or the Committee shall have any duty or obligation to affirmatively disclose to a record or beneficial holder of shares of Common Stock or an Award, and such holder shall have no right to be advised of, any material information regarding the Company or any Affiliate thereof at any time prior to, upon or in connection with, receipt or the exercise of an Award or the Company's purchase of shares of Common Stock or an Award from such holder in accordance with the terms hereof.

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                                   ARTICLE IX

                                CHANGE IN CONTROL

     Notwithstanding any other provisions of the Plan to the contrary, in the event of a Change in Control, unless otherwise stated in an Agreement, all outstanding Awards shall be subject to the asset purchase agreement, stock purchase agreement, agreement of merger or reorganization or other agreements that effect such Change in Control or any other document executed by the parties to such Change in Control in connection therewith, the terms of which may provide, without limitation, for any of the following:

     (i) The continuation of the outstanding Awards by the Company, if the Company is the surviving entity;

     (ii) The assumption of the outstanding Awards by the acquiring or surviving corporation or its parent or subsidiary;

     (iii) The substitution by the acquiring or surviving corporation or its parent or subsidiary of equivalent awards for the outstanding Awards; or

     (iv) Settlement in cash or other property (including securities of the surviving or acquiring corporation or its parent or subsidiary) for each Share subject to an outstanding Award (less, to the extent applicable, the Option Price).

                                    ARTICLE X

                                  MISCELLANEOUS

     10.1 AMENDMENTS AND TERMINATION. The Committee may amend, alter or discontinue this Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant's consent, except as provided in the following paragraph. The Committee may amend the terms of any Award, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent, except as provided in the following paragraph.

     Subject to the above provisions, the Committee shall have authority to amend this Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without approval of the shareholders of the Company. Notwithstanding anything in this Plan or an Agreement to the contrary, if any right under this Plan or an Agreement would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of equity interests having a Share Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

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     10.2   UNFUNDED STATUS OF PLAN. It is intended that this Plan be an
"unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver shares of Common Stock or make payments; PROVIDED, HOWEVER, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of this Plan.

     10.3   GENERAL PROVISIONS.

            (a) REPRESENTATION. The Committee may require each person purchasing or receiving shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares of Common Stock without a view to the distribution thereof. If any Shares shall be represented by certificates, such certificates may include any legend which the Committee deems appropriate to reflect any restrictions on transfer or other restrictions contained in the Company's Governing Documents or in any agreement entered into among the Company and some or all of the holders of Shares.

            (b) NO ADDITIONAL OBLIGATION. Nothing contained in this Plan shall prevent the Company, an Affiliate thereof or other entity from adopting other or additional compensation arrangements for its employees.

            (c) WITHHOLDING. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with shares of Common Stock (including shares of Common Stock that are part of the Award that gives rise to the withholding requirement) provided that any applicable requirements under Section 16 of the Exchange Act are satisfied. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

            (d) REPRESENTATIVE. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a Representative to whom any amounts payable in the event of the Participant's death are to be paid.

            (e) CONTROLLING LAW. This Plan and all Awards granted and actions taken hereunder and thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its law respecting choice of law). This Plan shall be construed to comply with all applicable law, and to avoid liability to the Company, an Affiliate thereof or a Participant, including, without limitation, liability under Section 16(b) of the Exchange Act.

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            (f)  OFFSET. Any amounts owed to the Company or an Affiliate thereof by a Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock or cash under this Plan or an Agreement to be transferred to such Participant.

            (g) FAIL-SAFE. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event this Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements or the price and amount of Awards) shall be deemed to be incorporated by reference into this Plan with respect to Participants subject to Section 16.

            (h) RIGHT TO CAPITALIZE. The grant of an Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     10.4 MITIGATION OF EXCISE TAX. Except as otherwise provided in an Agreement or as specifically provided for under another plan or an employment agreement covering a Participant, if any payment or right accruing to a Participant under this Plan (without the application of this SECTION 10.4), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate thereof (the "TOTAL PAYMENTS") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under
Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of the amount of any potential reduction in the rights or payments shall be made by the Committee. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this SECTION 10.4 shall apply with respect to any Participant only if the Committee determines that after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Plan and after reduction for only Federal income taxes.

     10.5 NO RIGHTS WITH RESPECT TO CONTINUANCE OF EMPLOYMENT. Nothing contained herein shall be deemed to alter the relationship between the Company, an Affiliate thereof or other entity and a Participant, or the contractual relationship between a Participant and the Company, an Affiliate thereof or other entity if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment thereof between the Company, an Affiliate thereof or other entity and a Participant. The Company, an Affiliate thereof or other entity and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company, an Affiliate thereof or other entity shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of

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employment or service hereby, and the Company, an Affiliate thereof or other entity retains the same rights to terminate the Participant's employment or service as existed prior to the individual becoming a Participant in this Plan.

     10.6 AWARDS IN SUBSTITUTION FOR AWARDS GRANTED BY OTHER ENTITIES. Awards may be granted under this Plan from time to time in substitution for awards held by employees, directors, independent contractors, or consultants of other entities who are about to become employees, directors, independent contractors or consultants of the Company or an Affiliate thereof as the result of a merger or consolidation of the employing entity with the Company or an Affiliate thereof, or the acquisition by the Company or an Affiliate thereof of the assets of the employing entity, or the acquisition by the Company or an Affiliate thereof of the equity securities of the employing entity, as the result of which it becomes a designated employer under this Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted.

     10.7 PROCEDURE FOR ADOPTION. Any Affiliate of the Company may, by resolution of such Affiliate's board of directors or other governing body, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, adopt this Plan for the benefit of its employees, directors, independent contractors and consultants as of the date specified in the resolution.

     10.8 PROCEDURE FOR WITHDRAWAL. Any Affiliate of the Company which has adopted this Plan may, by resolution of the board of directors or other governing board of such Affiliate, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, terminate its adoption of this Plan.

     10.9 DELAY. The Company shall have the right to suspend or delay any time period described in this Plan or an Agreement if the Committee shall determine that the action may constitute a violation of any law or result in liability under any law to the Company, an Affiliate thereof or a shareholder until such time as the action required or permitted shall not constitute a violation of law or result in liability to the Company, an Affiliate thereof or a shareholder.

     10.10 HEADINGS. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

     10.11 SEVERABILITY. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

     10.12 SUCCESSORS AND ASSIGNS. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

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     10.13  ENTIRE AGREEMENT. This plan and each Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between this Plan and an Agreement, the terms and conditions of the Agreement shall control.

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